EXHIBIT 23.2





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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The undersigned, Schwartz Levitsky Feldman, llp, Chartered Accountants, hereby consent to the use of our name and use of our opinion dated February 20, 2007 on the financial statements of Security Devices International, Inc. (the "Company") for the fiscal year ended November 30, 2006, the nine month period from inception to November 30, 2005 and the period from inception to November 30, 2006 included in the Registration Statement on Form SB-2 being filed by the Company.



                                           "SCHWARTZ LEVITSKY FELDMAN LLP"



Toronto, Ontario, Canada                             Chartered Accountants
July 24, 2007                                  Licensed Public Accountants